UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Reneo Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. BOX 8016, CARY, NC 27512-9903 Reneo Pharmaceuticals, Inc. Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on June 6, 2023 For Stockholders of record as of April 10, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/RPHM To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/RPHM Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 26, 2023. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/RPHM TELEPHONE (866) 648-8133 *E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Reneo Pharmaceuticals, Inc. Annual Meeting of Stockholders Tuesday, June 6, 2023 11:30 AM, Pacific Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/RPHM for more details. To attend the meeting you must register by June 5, 2023 7:30 AM Pacific Time online at www.proxydocs.com/RPHM. SEE REVERSE FOR FULL AGENDA

Reneo Pharmaceuticals, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR all of the nominees for director listed below and FOR Proposal 2 PROPOSAL 1. To elect the three Class II directors named herein to hold office until the Company's 2026 annual meeting of stockholders. 1.01 Edward T. Mathers 1.02 Bali Muralidhar, M.D., Ph.D. 1.03 Stacey D. Seltzer 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023. NOTE: To conduct any other business properly brought before the Annual Meeting.